CONSULTING AGREEMENT
     This CONSULTING AGREEMENT (this “Agreement”) is entered into effective as of the Effective Date (as defined in Section 16) by and between GREY WOLF, INC., a Texas corporation (the “Company”), and THOMAS P. RICHARDS (“Consultant”).
     WHEREAS, the Consultant is the President and Chief Executive Officer of the Company; and
     WHEREAS, the Company desires Consultant to assist the Company and its successor in the integration of operations and personnel after the consummation of the proposed merger, consolidation or other business combination of the Company and Basic Energy Services, Inc., a Delaware corporation, into each other or a new corporation (“New Grey Wolf”), however structured (the “Proposed Merger”), and Consultant desires to provide such services to the Company and New Grey Wolf, upon the terms and conditions hereof.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Agreement to Consult. As of the Effective Date and upon the terms and conditions hereinafter set forth, the Company (on behalf of itself and its successor, New Grey Wolf) hereby retains Consultant as an independent contractor to render services as a consultant as provided in this Agreement and Consultant hereby agrees to render such services to New Grey Wolf.
     2. Term. The term of this Agreement shall be for a period beginning on the Effective Date and ending upon the earlier of (i) the date specified in any notice given by either party to the other party which provides at least thirty (30) days prior written notice of termination or (ii) the conclusion of New Grey Wolf’s annual shareholders meeting in 2009 (anticipated to be in May, 2009) (the “Term”).
     3. Duties. Consultant shall assist the executive management of New Grey Wolf in the integration of the operations and personnel of the businesses combined through the Proposed Merger. Consultant will coordinate with the Chief Executive Officer of New Grey Wolf in performing such duties. The Company and Consultant understand that the duties and time commitment by Consultant pursuant to this Agreement are not anticipated to exceed twenty percent (20%) of the time spent by Consultant as President and Chief Executive Officer of the Company.
     4. Non-Exclusive Services. During the Term, Consultant may take other employment and participate in other business endeavors that do not materially conflict with Consultant’s duties under this Agreement.
     5. Consulting Fee. In consideration for the performance of Consultant’s duties hereunder, Consultant shall be entitled to receive a fee (the “Consulting Fee”) at the annual rate of $400,000 payable monthly for each month in which Consultant performs any services for New Grey Wolf pursuant to this Agreement; provided, however, that the amount of the Consulting Fee payable to Consultant shall be reduced by the amount of any director’s fees (other than equity grants and expense reimbursements) earned by Consultant as a director of New Grey Wolf during the Term. Consultant shall provide such written documentation to New Grey Wolf as New Grey Wolf may reasonably request on a monthly basis generally describing the services performed by Consultant on behalf of New Grey Wolf during the preceding month. Payment of the Consulting Fee shall be due on the last day of each month during the Term. New Grey Wolf shall provide Consultant with an appropriate office and an assistant for Consultant’s use, at the executive offices of New Grey Wolf or such other location as may be agreed by the parties from time to time, in connection with the performance of Consultant’s duties under this Agreement. Except for the Consulting Fee, providing an office and assistant and reimbursement of reasonable and necessary business expenses incurred by Consultant in the performance of his services under this Agreement, or as specifically agreed by the parties in writing, Consultant shall not be entitled to receive any payments, benefits, or other remuneration or compensation from the Company or New Grey Wolf for the services rendered by Consultant pursuant to the terms of this Agreement.
     6. Taxes. Consultant shall pay all Taxes (as that term is hereinafter defined) and agrees to indemnify the Company and New Grey Wolf and hold the Company and New Grey Wolf harmless from any and all Taxes payable by Consultant in connection with the payments received by Consultant pursuant to this Agreement. As used herein, the term “Taxes” shall mean all taxes, assessments, charges or fees assessed or levied by any federal, state or local government or political subdivision thereof against Consultant (including, without limitation, all income and self-employment taxes), in connection with the services provided or work produced hereunder, whether assessed or levied against Consultant or the Company or New Grey Wolf, and in connection with any compensation paid or earned, or benefits earned (if so provided for herein) hereunder.
     7. Insurance and Indemnity. During the term of this Agreement, New Grey Wolf shall provide general liability insurance coverage to Consultant for Consultant’s services under this Agreement. In addition, New Grey Wolf shall, to the maximum extent permitted by law, indemnify the Consultant if he is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of New Grey Wolf to procure judgment in its favor (collectively referred to as a “Proceeding”) by reason of the fact that Consultant is or was a consultant to New Grey Wolf, or is or was serving in any capacity at the request of New Grey Wolf for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys fees and disbursements) paid or incurred in connection with any such Proceeding. New Grey Wolf shall, from time to time, reimburse or advance to Consultant the funds necessary for payment of expenses, including attorneys fees and disbursements incurred in connection with any Proceeding in advance of the final disposition of such Proceedings; provided, however, that if required under any applicable corporate statute, such expenses incurred by or on behalf of the Consultant may be paid in advance of the final disposition of a Proceeding only upon receipt by New Grey Wolf of an undertaking, by or on behalf of the Consultant, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no right of appeal that the Consultant is not entitled to be indemnified for such expenses. The right to indemnification and reimbursement or advancement of expenses provided herein shall continue as to the Consultant after he ceases to be a consultant and shall inure to the benefit of the heirs, executors and administrators of the Consultant’s estate.
     8. Independent Contractor Status. It is understood and agreed that the detailed manner and method of performing the duties of Consultant described herein shall at all times be under the Consultant’s control and direction. It is understood and agreed that for purposes of this Agreement, Consultant is an independent contractor. Consultant shall not be considered an employee of New Grey Wolf. Except as otherwise due Consultant under agreements with the Company or in his capacity as a director of the Company or New Grey Wolf, Consultant shall not be entitled to the benefits of an employee of New Grey Wolf, such as, but not limited to, workmen’s compensation, group insurance, vacation, pension and unemployment insurance. As an independent contractor, Consultant assumes all legal contractual obligations arising out of the performance of Consultant’s duties, including without limitation, the payment of all employment, compensation, insurance, old age benefits, social security or other Taxes.
     9. Notice. Any notice provided for or permitted to be given under this Agreement by any party to the other party must be in writing, and may be served by depositing same in the United States mail, addressed as provided below, postage prepaid, by delivering the same in person to such party, or by facsimile. Notice deposited in the mail in the manner described above shall be deemed to have been given and received three business days after deposit in the United States mail; notice given in any other matter shall be effective upon the receipt thereof. For purposes of notice, the address of each of the parties shall be as set forth opposite their respective names below, or such other address as such party shall fix by notice in writing, given as provided herein, the other party to this Agreement.
     If to the Company or New Grey Wolf:
Grey Wolf, Inc.
10770 Richmond Avenue, Suite 600
Houston, Texas 77042
Attention: Chief Executive Officer
     If to Consultant:
Thomas P. Richards
1318 Forest Brook
Sugar Land, Texas 77479
     10. Assignment. This Agreement is personal to Consultant, and Consultant shall not have the right to assign any of Consultant’s rights or delegate any of Consultant’s duties hereunder without the prior written consent of the Company. This Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns, and the Company agrees to cause this Agreement to be expressly assumed by New Grey Wolf contemporaneously with the effectiveness of the Proposed Merger.

     11. Survival. Section 6 of this Agreement shall survive the termination of the Services Period hereunder.
     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction. The Company and Consultant agree that the state and federal courts in Harris County, Texas, shall have exclusive personal jurisdiction and venue over the parties to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.
     13. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Consultant with respect to the Consultant’s provision of consulting services to the Company and supersedes all prior agreements and understanding, whether written or oral, between them concerning the provisions of such consulting services. Notwithstanding the foregoing, this Agreement does not supersede the terms and provisions of that certain Amended and Restated Employment Agreement dated as of April 1, 2008, between the Company and Consultant (the “Employment Agreement”) to the extent such terms and provisions survive the expiration of the term of the Employment Agreement.
     14. Waiver and Amendments; Cumulative Rights and Remedies. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.
     15. Severability. In the event that any provision or provisions of this Agreement are held to be invalid or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.
     16. Effective Date. This Agreement shall be effective as of the date of termination of Consultant’s employment as President and Chief Executive Officer of the Company (the “Effective Date”). If the Proposed Merger is not effective for any reason on or before November 30, 2008, this Agreement shall terminate and be of no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GREY WOLF, INC.
By:	/s/ Robert Rose
	Name:	Robert Rose
	Title:	Compensation Committee Chairman

/s/ Thomas P. Richards
THOMAS P. RICHARDS

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